AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF AFFORDABLE RESIDENTIAL COMMUNITIES LP

This Amendment (this "Amendment"), dated and effective as of the 3rd day of July, 2007, amends the First Amended and Restated Agreement of Limited Partnership of Affordable Residential Communities LP (the "Partnership"), dated as of February 11, 2004 (the "Partnership Agreement").

Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Partnership Agreement.

1.	Section 8.7 shall be amended and restated in its entirety to read as follows:

Section 8.7 Partnership Right to Call Limited Partner Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners are less than four percent (4%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Partnership Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.7. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.7, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 8.6.F(2), 8.6.F(3) and 8.6.F(5) hereof shall not apply, but the remainder of Section 8.6 hereof shall apply, mutatis mutandis.

2.	Section 13.1 shall be amended and restated in its entirety to read as follows:

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

1

A. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a Majority in Interest of the remaining Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner;

B. an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners; or

C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act.

D.  [DELETED]

E.  [DELETED]

3.	The definition of “Terminating Capital Transaction” and any references in the Partnership Agreement to a Terminating Capital Transaction shall be deleted.
4.

The term "Agreement" as used in the Partnership Agreement shall be deemed to refer to the Partnership Agreement as amended hereby and as amended, superseded or restated from time to time. Except as set forth herein, the Partnership Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amendment, on the one hand, and the Partnership Agreement, on the other hand, with respect to the matters set forth herein and contemplated hereby, the provisions of this Amendment shall govern such conflict or inconsistency.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

GENERAL PARTNER:

AFFORDABLE RESIDENTIAL
COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Name: Scott L. Gesell
Title: Executive Vice President

3